Exhibit 10.8(h)

This TERM SOFR CONFORMING CHANGES AMENDMENT, dated December 31, 2021 (this “Amendment”), by JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement.

WHEREAS, TPG RE Finance 1, LTD. , a Cayman Islands limited liability company ( “Seller”) and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of August 20, 2015, (as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect, the “Repurchase Agreement”); and

WHEREAS, the Repurchase Agreement permits Buyer to amend the Repurchase Agreement for Alternate Rate Index Conforming Changes in connection with the implementation of an Alternate Rate Index without any further action or consent of Seller and the amendments and modifications set forth in this Amendment constitute Alternate Rate Index Conforming Changes for purposes of the Repurchase Agreement.

NOW THEREFORE, Buyer hereby notifies Seller and amends the Repurchase Agreement as follows:

Section 1.Notice.

Further to those certain notices sent by Buyer by electronic mail on or about November 23, 2021 and December 15, 2021, Buyer has determined that (i) a Benchmark Transition Event with respect to LIBOR has occurred, (ii) the related Benchmark Replacement Date shall occur (A) on January 1, 2022 with respect to any Transaction entered into on or after January 1, 2022 or (B) on the Rate Conversion Date (as defined below) with respect to any Converted Transaction (as defined below), (iii) (A) Term SOFR will replace LIBOR as the Benchmark with respect to any Transaction entered into on or after January 1, 2022 and (B) Term SOFR plus the Alternate Rate Spread Adjustment will replace LIBOR as the Benchmark with respect to any Converted Transaction and (iv) the Alternate Rate Spread Adjustment, with respect to any Converted Transaction, shall be ten (10) basis points (0.10%).

Section 2.Amendments to Repurchase Agreement.

(a)Article 2 of the Repurchase Agreement is amended by inserting the following defined terms in the correct alphabetical order and, if such term is already defined, amending and restating such term in its entirety:

“Converted Transaction” shall have the meaning specified in Article 3(dd) of this Agreement.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, (a) if the related Pricing Rate is determined in reference to LIBOR, the second (2nd) London Business Day preceding the first day of such Pricing Rate Period, (b) if the related Pricing Rate is determined in reference to Term SOFR as the Alternate Rate, the second (2nd) U.S. Government Securities Business Day preceding the first day of such Pricing Rate Period and (c) if the related Pricing Rate is determined in reference to any other Alternate Rate, the second (2nd) Business Day preceding the first day of such Pricing Rate Period.

“Rate Conversion Date” shall have the meaning specified in Article 3(dd) of this Agreement.

“Term SOFR” shall mean, with respect to any Alternate Rate Transaction, the Term SOFR Reference Rate for a tenor comparable to the related Pricing Rate Period on the day (such day, for purposes of this definition, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Rate Period; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than zero (0), then Term SOFR shall be deemed to be zero (0).

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA), or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its discretion.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States Government securities.

(b)Article 3(i) of the Repurchase Agreement is hereby amended by replacing the term “LIBOR” with “the then-current Benchmark” in each instance therein.

(c)Article 3 of the Repurchase Agreement is hereby amended by adding the following subsection (dd) at the end thereof:

(dd) Notwithstanding Article 3(bb) or (cc) with respect to each LIBOR Rate Transaction, such Transactions shall be converted to Alternate Rate Transactions as of the first day of the applicable Pricing Rate Period (unless otherwise specified below) without any further action or consent of any other party to this Agreement or any other Transaction Document upon the occurrence of any of the following (each such date a “Rate Conversion Date” and each such Transaction a “Converted Transaction”): (i) a Benchmark Replacement Date has occurred prior to 11:00 a.m. on the Pricing Rate Determination Date for such Pricing Rate Period; (ii) if the related Purchase Date for any related Purchased Asset occurred prior to January 1, 2022 and Buyer approves and funds a related Future Funding Transaction  on or after January 1, 2022; (iii) if the related Purchase Date for any Purchased Asset occurred prior to January 1, 2022 and the Maturity Date is extended at any time on or after January 1, 2022; or (iv) if Buyer specifies in an amended and restated Confirmation that such Purchased Asset, which was previously a LIBOR Rate Transaction, is an “Alternate Rate Transaction”.

Section 3. Miscellaneous Terms. (a) (i) This Amendment shall become effective on January 1, 2022. (ii) Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the effective date hereof, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby. (iii) The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(b)Buyer has entered into this Amendment solely to amend the terms of the Repurchase Agreement and does not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other document executed in connection therewith to which any Repurchase Party is a party (the “Repurchase Documents”).  Consequently (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

(c)(i) Any term or provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Amendment or affecting the validity, legality or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable. (ii) This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the party hereto has caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association organized under the laws of the United States

By:	/s/ Thomas Cassino Name: Thomas Cassino Title: Managing Director